Exhibit 10.6

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made as of [●], by and among:

(i)	Flexjet, Inc., a Delaware corporation (the “Company”);

(ii)	Directional Capital LLC, a Delaware limited liability company (“Directional”);

(iii)	Kenneth C. Ricci and Michael A. Rossi, the principals of Directional (together with Directional, the “Directional Parties”);

(iv)	Eldridge Industries, LLC, a Delaware limited liability company (“Eldridge”); and

(iii)       Horizon II Sponsor, LLC, a Delaware limited liability company (“Sponsor” and, together with the Directional Parties and Eldridge, each a “Voting Party” and together the “Voting Parties”).

RECITALS

WHEREAS, the Company has entered into that certain Business Combination Agreement, dated as of October 11, 2022 (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among Horizon Acquisition Corporation II, OTH Merger Sub 1, LLC, the Company, Flexjet Sub, LLC and Epic Aero, Inc., pursuant to which the parties thereto have agreed to consummate the Transactions (as defined in the Business Combination Agreement);

WHEREAS, in connection with the Transactions, the Company and the Voting Parties are party to an Amended and Restated Registration Rights Agreement, dated as of the date hereof (as it may be amended, supplemented, restated and/or modified from time to time, the “Registration Rights Agreement”);

WHEREAS, in connection with the Transactions, the Voting Parties have agreed to execute and deliver this Agreement;

WHEREAS, as of immediately following the closing of the Transactions (the “Closing”) each Voting Party Beneficially Owns (as defined below) the respective number of shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), set forth on Annex A hereto; and

WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain nomination rights with respect to elections of the Company’s Board of Directors (the “Board”) and restrictions on transfers of the Common Stock.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                   Definitions. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated when used in this Agreement with initial capital letters:

“Action” means any claim, action, suit, proceeding, audit, examination, assessment, arbitration, litigation, mediation or investigation by or before any Governmental Authority.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” shall have the meaning specified in the Preamble.

“Beneficially Owned”, “Beneficially Own” or “Beneficial Ownership” shall have the meaning specified in Section 2.

“Board” shall have the meaning specified in the Recitals.

“Business Combination Agreement” shall have the meaning specified in the Recitals.

“Bylaws” shall mean the Bylaws of the Company, as they may be amended, supplemented and/or restated from time to time.

“Charter” shall mean the Amended and Restated Certificate of Incorporation of the Company, as it may be amended, supplemented and/or restated from time to time.

“Closing” shall have the meaning specified in the Recitals.

“Closing Date” shall have the meaning given in the Business Combination Agreement.

“Common Stock” shall have the meaning specified in the Recitals.

“Company” shall have the meaning specified in the Preamble.

“Directional” shall have the meaning specified in the Preamble.

“Directional Equityholders” shall mean Directional, the Directional Parties and any investment vehicles or funds managed or controlled, directly or indirectly, by the Directional Parties.

“Directional Sunset Date” means the date the Directional Equityholders, in the aggregate, Beneficially Own less than five percent (5%) of the outstanding Voting Shares.

“Directional Transferee” shall have the meaning specified in Section 14(b).

“Directional Designees” shall have the meaning specified in Section 3(a)(i).

“Directional Parties” shall have the meaning specified in the Preamble.

“Eldridge” shall have the meaning specified in the Preamble.

“Eldridge Designees” shall have the meaning specified in Section 3(a)(ii).

“Eldridge Equityholders” shall mean Eldridge, its Affiliates and any investment vehicles or funds managed or controlled, directly or indirectly, by Eldridge or any of Eldridge’s Affiliates, including without limitation Epic Preferred Holdings LLC, Epic Preferred Holdings II LLC and Eldridge EA Holdings, LLC.

“Eldridge Sunset Date” means the date the Eldridge Equityholders, in the aggregate, Beneficially Own less than five percent (5%) of the outstanding Voting Shares.

“Eldridge Transferee” shall have the meaning specified in Section 14(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any nation or government, any state, province, county, municipal or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, tribunal, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, bureau, commission or instrumentality of any federal, state, local or foreign jurisdiction, including any public international organization such as the United Nations.

“Liens” shall have the meaning given in the Business Combination Agreement.

“Lock-up Period” shall mean the period beginning on the Closing Date and ending three (3) months after the Closing Date.

“Lock-up Shares” shall mean (i) any shares of Common Stock Beneficially Owned by the Directional Equityholders, the Eldridge Equityholders and the Sponsor Equityholders, other than the Common Stock received in connection with the PIPE Investment (as defined in the Business Combination Agreement) and (ii) any warrants Beneficially Owned by the Directional Equityholders, the Eldridge Equityholders and the Sponsor Equityholders that are exercisable for shares of Common Stock and the shares underlying such warrants.

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable law, are within such party’s control and do not directly conflict with any rights expressly granted to such party in this Agreement, the Business Combination Agreement, the Registration Rights Agreement, the Charter or the Bylaws) reasonably necessary and desirable within his, her or its control to cause such result, including, without limitation (i) calling special meetings of the Board and/or the stockholders of the Company, (ii) voting or providing a proxy with respect to the Voting Shares beneficially owned by such party, (iii) voting in favor of the adoption of stockholders’ or Board resolutions and amendments to the Charter or Bylaws, including executing written consents in lieu of meetings, (iv) requesting members of the Board (to the extent such members were elected, nominated or designated by the party obligated to undertake such action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner and (v) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such a result.

“NYSE” means the New York Stock Exchange.

“Permitted Transferees” shall have the meaning specified in Section 6(b).

“Registration Rights Agreement” shall have the meaning specified in the Recitals.

“Representatives” shall have the meaning specified in Section 7.

“Sponsor” shall have the meaning specified in the Preamble.

“Sponsor Equityholders” shall mean Sponsor and any investment vehicles or funds managed or controlled, directly or indirectly, by any of Sponsor’s Affiliates.

“Sponsor Sunset Date” means the date the Sponsor Equityholders, in the aggregate, Beneficially Own less than five percent (5%) of the outstanding Voting Shares.

“Sponsor Transferee” shall have the meaning specified in Section 14(b).

“Transfer” means the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Voting Party” or “Voting Parties” shall have the meaning specified in the Preamble.

“Voting Shares” shall have the meaning specified in Section 2.

2.                   Agreement to Vote. During the term of this Agreement, each Voting Party shall vote or cause to be voted all securities of the Company that may be voted in the election of the Company’s directors registered in the name of, or beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) (“Beneficially Owned” “Beneficially Own” or “Beneficial Ownership”) by such Voting Party, including (a) for clarity, (i) in the case of the Directional Parties, all shares Beneficially Owned by the Directional Equityholders, (ii) in the case of Eldridge, all shares Beneficially Owned by the Eldridge Equityholders, and (iii) in the case of Sponsor, all shares Beneficially Owned by the Sponsor Equityholders, and (b) any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, including voting or causing to be voted all Voting Shares Beneficially Owned by such Voting Party so that the Board is comprised of the Persons designated pursuant to Section 3. Except as explicitly provided in this Agreement, each Voting Party is free to vote or cause to be voted all Voting Shares Beneficially Owned by such Voting Party. For the avoidance of doubt, nothing in this Section 2 shall require a Voting Party to exercise or convert any security exercisable or convertible into voting securities of the Company.

3.                   Board of Directors.

(a)                Board Representation Immediately Following the Closing Date. Subject to the terms and conditions of this Agreement, from the date of this Agreement, the Company and each Voting Party shall take all Necessary Action to cause, effective immediately following the Closing Date, the Board to be comprised of seven (7) directors, comprised of:

(i)                 four (4) directors designated by the Directional Parties (the “Directional Designees” and each a “Directional Designee”), of which at least two (2) shall qualify as “independent directors” under stock exchange regulations applicable to the Company (including at least one (1) director who shall qualify as an “independent director” under stock exchange regulations and Rule 10A-3 of the Exchange Act in respect of service on the audit committee of the Board); and

(ii)               three (3) directors designated by Eldridge (the “Eldridge Designees” and each a “Eldridge Designee”), of which at least two (2) shall qualify as “independent directors” under stock exchange regulations applicable to the Company (including at least two (2) directors who shall each qualify as an “independent director” under stock exchange regulations and Rule 10A-3 of the Exchange Act in respect of service on the audit committee of the Board).

(b)                Ongoing Board Representation.

(i)                 From the Closing Date, the individuals nominated for election or appointed as directors by or at the direction of the Board shall include the number of Directional Designees that result in, upon the election of each such individual and each other individual nominated or appointed as directors by or at the direction of the Board and taking into account any director continuing to serve as such without the need for re-election, the following number of Directional Designees serving as directors of the Company:

(A)              four (4) Directional Designees, so long as the Directional Equityholders, in the aggregate, Beneficially Own at least 17.5% of the outstanding shares of Common Stock, of which at least two (2) shall qualify as “independent directors” under stock exchange regulations applicable to the Company (including at least one (1) director who shall qualify as an “independent director” under stock exchange regulations and Rule 10A-3 of the Exchange Act in respect of service on the audit committee of the Board);

(B)              three (3) Directional Designees, so long as the Directional Equityholders, in the aggregate, Beneficially Own at least 12.5% but less than 17.5% of the outstanding shares of Common Stock, of which at least one (1) shall qualify as an “independent director” under stock exchange regulations applicable to the Company (including qualification as an “independent director” under stock exchange regulations and Rule 10A-3 of the Exchange Act in respect of service on the audit committee of the Board);

(C)              two (2) Directional Designees, so long as the Directional Equityholders, in the aggregate, Beneficially Own at least 7.5% but less than 12.5% of the outstanding shares of Common Stock; and

(D)              thereafter until the Directional Sunset Date, one (1) Directional Designee;

provided that, no reduction in the number of Directional Designees that the Directional Parties are entitled to designate pursuant to this Section 3(b)(i) shall shorten the term of any Directional Designee then-serving on the Board.

(ii)               From the Closing Date, the individuals nominated for election or appointed as directors by or at the direction of the Board shall include the number of Eldridge Designees that result in, upon the election of each such individual and each other individual nominated or appointed as directors by or at the direction of the Board and taking into account any director continuing to serve as such without the need for re-election, the following number of Eldridge Designees serving as directors of the Company:

(A)              three (3) Eldridge Designees, so long as the Eldridge Equityholders, in the aggregate, Beneficially Own at least 12.5% of the outstanding shares of Common Stock, of which at least two (2) shall qualify as “independent directors” under stock exchange regulations applicable to the Company (including at least two (2) directors who shall each qualify as an “independent director” under stock exchange regulations and Rule 10A-3 of the Exchange Act in respect of service on the audit committee of the Board);

(B)              two (2) Eldridge Designees, so long as the Eldridge Equityholders, in the aggregate, Beneficially Own at least 7.5% but less than 12.5% of the outstanding shares of Common Stock, one (1) of which shall qualify as an “independent director” under stock exchange regulations applicable to the Company (including at least one (1) director who shall qualify as an “independent director” under stock exchange regulations and Rule 10A-3 of the Exchange Act in respect of service on the audit committee of the Board), and

(C)              thereafter until the Eldridge Sunset Date, one (1) Eldridge Designee;

provided that, no reduction in the number of Eldridge Designees that Eldridge is entitled to designate pursuant to this Section 3(b)(ii) shall shorten the term of any Eldridge Designee then-serving on the Board.

(iii)             (x) Prior to the Directional Sunset Date, the size of the Board shall not be increased or decreased without the affirmative vote of at least one (1) non-independent Directional Designee and (y) prior to the Eldridge Sunset Date, the size of the Board shall not be increased or decreased without the affirmative vote of at least one (1) non-independent Eldridge Designee.

(c)                Sunset on Designees.

(i)                 From the date of this Agreement until the Directional Sunset Date, the Company shall, and the Voting Parties shall take all Necessary Action to, include the requisite number of Directional Designees in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of the stockholders of the Company, including at every adjournment or postponement thereof, at which directors are to be elected.

(ii)               From the date of this Agreement until the Eldridge Sunset Date, the Company shall, and the Voting Parties shall take all Necessary Action to, include the requisite number of Eldridge Designees in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of the stockholders of the Company, including at every adjournment or postponement thereof, at which directors are to be elected.

(iii)             Once the Directional Equityholders and Eldridge Equityholders, as applicable, lose the right to nominate a director in accordance with this Section 3, the selection of such director shall be conducted in accordance with applicable law and with the Charter, Bylaws and the other corporate governance documents of the Company.

(d)                Resignation; Removal; Vacancies.

(i)                 Any Directional Designee or Eldridge Designee may resign at any time upon written notice to the Board.

(ii)               The Directional Parties shall have the exclusive right, in accordance with Section 3(b)(i), to designate directors for election to the Board to fill any vacancies created by reason of the death, removal or resignation of a Directional Designee, and the Company and the Voting Parties shall take all Necessary Action to cause any such vacancies to be filled by replacement Directional Designees as promptly as reasonably practicable.

(iii)             Eldridge shall have the exclusive right, in accordance with Section 3(b)(ii), to designate directors for election to the Board to fill any vacancy created by reason of the death, removal or resignation of a Eldridge Designee, and the Company and the Voting Parties shall take all Necessary Action to cause any such vacancy to be filled by a replacement Eldridge Designee as promptly as reasonably practicable.

(e)                Committees.

(i)                 Until the Directional Sunset Date, the Directional Parties shall have the right to appoint one (1) member of each committee of the Board, provided that any such designee shall be eligible to serve on the applicable committee under applicable law or listing standards of the NYSE, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods).

(ii)               Until the Eldridge Sunset Date, Eldridge shall have the right to appoint one (1) member of each committee of the Board, provided that any such designee shall be eligible to serve on the applicable committee under applicable law or listing standards of the NYSE, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods).

(iii)             Any additional members of each committee of the Board shall be determined by the Board.

(iv)              Members designated by a Voting Party to serve on a Board committee shall have the right to remain on such committee until the next election of directors, regardless of any decrease in the percentage of the outstanding shares of Common Stock then Beneficially Owned by the Directional Equityholders or Eldridge Equityholders, as applicable, following such designation.

(f)                 Voting. Each of the Company and the Voting Parties agrees not to take, directly or indirectly, any actions (including removing directors in a manner inconsistent with this Agreement) that would knowingly frustrate, obstruct or otherwise affect the provisions of this Agreement and the intention of the parties hereto with respect to the composition of the Board as herein stated. Each Voting Party, to the extent not prohibited by the Charter, shall vote all Voting Shares Beneficially Owned by such Voting Party in favor of all individuals designated in accordance with this Section 3 and otherwise to effect the intent of the provisions of this Agreement, and the Company shall recommend that stockholders vote in favor of such individuals. Each Voting Party further agrees until the Directional Sunset Date, the Eldridge Sunset Date and the Sponsor Sunset Date, as applicable, (i) to take all Necessary Action reasonably available within their power, including casting all votes to which such Voting Party is entitled in respect of its Voting Shares, whether at any annual or special meeting, by written consent or otherwise, so as to vote its Voting Shares on all matters submitted to the stockholders of the Company in accordance with the recommendation of the Board, and (ii) not to grant, or enter into a binding agreement with respect to, any proxy to any Person in respect of such party’s Common Stock that would prohibit such party from casting such votes in accordance with this Section 3(f).

4.                   Representations and Warranties of each Voting Party. Each Voting Party on its own behalf and, as applicable, (i) in the case of the Directional Parties, on behalf of each Directional Equityholder, and (ii) in the case of Eldridge, on behalf of each Eldridge Equityholder, hereby represents and warrants to the Company and the other Voting Party, severally and not jointly, with respect to such Voting Party and such Voting Party’s ownership of his, her or its Voting Shares set forth on Annex A, as of the date of this Agreement, as follows:

(a)                Organization; Authority. Such Voting Party, if an entity, (i) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by each Voting Party. This Agreement constitutes a valid and binding obligation of each Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)                No Consent. Except as provided in this Agreement and for filing requirements under applicable securities laws, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of each Voting Party is required in connection with the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals or authorizations or to make such designations, declarations or filings would not materially interfere with a Voting Party’s ability to perform its obligations pursuant to this Agreement.

(c)                No Conflicts; Litigation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) conflict with or violate any provision of the organizational documents of such Voting Party or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Voting Party or to such Voting Party’s property or assets, except, in the case of clause (B), that would not reasonably be expected to impair, individually or in the aggregate, the Voting Party’s ability to fulfill its obligations under this Agreement. As of the date of this Agreement, there is no Action pending or, to the knowledge of such Voting Party, threatened, against such Voting Party or any of Voting Party’s Affiliates or any of their respective assets or properties that would materially interfere with such Voting Party’s ability to perform its obligations pursuant to this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(d)                Ownership of Shares. Each Voting Party Beneficially Owns its Voting Shares free and clear of all Liens, other than restrictions under applicable securities laws or this Agreement. Except as pursuant to this Agreement, the Business Combination Agreement and the Registration Rights Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which a Voting Party is a party relating to the pledge, acquisition, disposition, Transfer or voting of Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares. No Voting Party Beneficially Owns (i) any shares of capital stock of the Company other than the Voting Shares set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, other than as set forth on Annex A.

5.                   Covenants of the Company.

(a)                The Company shall (i) take any and all action reasonably necessary to effect the provisions of this Agreement and the intention of the parties with respect to the terms of this Agreement and (ii) not take any action that would reasonably be expected to adversely frustrate, obstruct or otherwise affect the rights of the Voting Parties under this Agreement without the prior written consent of the Voting Parties.

(b)                The Company shall (i) purchase and maintain in effect at all times directors’ and officers’ liability insurance in an amount and pursuant to terms determined by the Board to be reasonable and customary, (ii) for so long as any Directional Designee or Eldridge Designee nominated pursuant to this Agreement serves as a director on the Board, maintain such coverage with respect to such Directional Designee and Eldridge Designee, and (iii) cause the Charter and Bylaws to at all times provide for the indemnification, exculpation and advancement of expenses of all directors of the Company to the fullest extent permitted under applicable law.

(c)                The Company shall pay all reasonable out-of-pocket expenses incurred by the Directional Designees and Eldridge Designees in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board. The Company shall enter into customary indemnification agreements with each Directional Designee, Eldridge Designee and officer of the Company from time to time.

6.                   Lock-up.

(a)                Subject to Section 6(b) and except as otherwise determined by the Board, each of the Directional Equityholders, the Eldridge Equityholders and the Sponsor Equityholders agrees that he, she or it shall not Transfer any of his, her or its Lock-Up Shares during the Lock-up Period; provided that, the Lock-up Shares shall be released on and following the date on which (a) the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and the like) for any 20 consecutive days within a 30-trading day period subsequent to the Closing Date and (b) the average daily trading volume for the shares of Common Stock exceeds 500,000 shares of Common Stock for each trading day during such consecutive 30-trading day period. Any waiver of the restrictions set forth in this Section 6(a) shall require the approval of a majority of the directors of the Board; provided, however, (i) any waiver of the restrictions in this Section 6(a) in respect of Lock-up Shares Beneficially Owned by any of the Directional Equityholders shall require the approval of a majority of the members of the Board who are not Directional Designees, and (ii) any waiver of the restrictions in this Section 6(a) in respect of Lock-up Shares Beneficially Owned by any of the Eldridge Equityholders or Sponsor Equityholders shall require the approval of a majority of the members of the Board excluding the Eldridge Designees.

(b)                Notwithstanding the provisions set forth in Section 6(a), each of the Directional Equityholders, the Eldridge Equityholders and the Sponsor Equityholders and any of their respective Permitted Transferees (as defined below) shall be permitted, subject to compliance with applicable law, to Transfer their Lock-up Shares during the Lock-up Period (i) to (A) the Company’s officers or directors, (B) any Affiliates or family members of the Company’s officers or directors or (C) with respect to any Directional Equityholder and its Permitted Transferees, any direct or indirect partners, members or equity holders of the Directional Equityholders, any Affiliates of the Directional Equityholders or any related investment funds or vehicles controlled or managed by such persons or their respective Affiliates, with respect to any Eldridge Equityholder and its Permitted Transferees, any direct or indirect partners, members or equity holders of the Eldridge Equityholders, any Affiliates of the Eldridge Equityholders or any related investment funds or vehicles controlled or managed by such persons or their respective Affiliates, or, with respect to any Sponsor Equityholder and its Permitted Transferees, any direct or indirect partners, members or equity holders of the Sponsor Equityholders, any Affiliates of the Sponsor Equityholders or any related investment funds or vehicles controlled or managed by such persons or their respective Affiliates; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such person; (iii) by gift to a charitable organization; (iv) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (v) in the case of an individual, pursuant to a qualified domestic relations order, (vi) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder; (vii) to the Company; or (viii) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Closing Date (each such transferee in clauses (i) – (vii) collectively, a “Permitted Transferee”); provided, however, that in the case of clauses (i) through (v) these Permitted Transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Section 6.

(c)                Notwithstanding anything contained herein to the contrary, the Lock-up Period shall expire, and each Directional Equityholder, Eldridge Equityholder, Sponsor Equityholder and its respective Permitted Transferees, shall be entitled to Transfer all of its Lock-up Shares, immediately upon the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock of the Company for cash, securities or other property.

7.                   Confidentiality. The Company acknowledges that the Directional Designees and Eldridge Designees may, including through one-on-one conversations, communicate confidential information obtained in each of their respective capacities as a director of the Company to the officers, employees, external counsel, accountants or other third-party advisors (collectively, “Representatives”) of the Directional Equityholders and the Eldridge Equityholders, each of whom shall have a duty and obligation to keep such information confidential, in each case, in accordance with and subject to this Section 7. The Directional Equityholders, the Eldridge Equityholders and the Sponsor Equityholders will, and will cause their respective Affiliates and direct their respective Representatives who actually receive Confidential Information to, except as otherwise required by applicable law, keep confidential any information (including oral, written and electronic information) concerning the Company, its subsidiaries or its Affiliates that may be furnished to any Directional Equityholder, Eldridge Equityholder or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to this Section 7 (“Confidential Information”); provided, that Confidential Information will not include information that (a) was or becomes available to the public other than as a result of a breach of any confidentiality obligation in this Agreement, (b) was or becomes available to the Directional Equityholders, the Eldridge Equityholders, the Sponsor Equityholders or their respective Representatives from a source other than the Company or its Representatives or (c) was independently developed by the Directional Equityholders, the Eldridge Equityholders, the Sponsor Equityholders or their respective representatives without reference to, incorporation of, or other use of any Confidential Information.

8.                   No Other Voting Trusts or Other Arrangement. Each Voting Party shall not, and shall not permit any entity under such Voting Party’s control to (i) deposit any Voting Shares or any interest in any Voting Shares in a voting trust, voting agreement or similar agreement, (ii) grant any proxies, consent or power of attorney or other authorization or consent with respect to any of the Voting Shares or (iii) subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares, in each case, that conflicts with or prevents the implementation of this Agreement.

9.                   Additional Shares. Each Voting Party agrees that all securities of the Company that may vote in the election of the Company’s directors that such Voting Party purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of (including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Voting Shares for all purposes of this Agreement.

10.               Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11.               Termination. Following the Closing:

(a)                Sections 2, 3, and 5 of this Agreement shall terminate automatically (without any action by any party hereto) on the first date on which no Voting Party has the right to designate a director to the Board under this Agreement; provided, that the provisions in Section 5(b) shall survive such termination;

(b)                Section 7 of this Agreement shall terminate (i) as to the Directional Parties one (1) year after the last Directional Designee no longer serves on the Board and (ii) as to Eldridge one (1) year after the last Eldridge Designee no longer serves on the Board; and

(c)                the remainder of this Agreement shall terminate automatically (without any action by any party hereto) (i) as to the Directional Parties when the Directional Equityholders cease to Beneficially Own any Voting Shares, (ii) as to Eldridge when the Eldridge Equityholders cease to Beneficially Own any Voting Shares and (iii) as to Sponsor when the Sponsor Equityholders cease to Beneficially Own any Voting Shares.

12.               Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Voting Parties. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

13.               Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement.

14.               Assignment.

(a)                Neither this Agreement nor any of the rights, duties, interests or obligations of the Company hereunder shall be assigned or delegated by the Company in whole or in part.

(b)                Prior to the expiration of the Lock-up Period, no Voting Party may assign or delegate such Voting Party’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a Transfer of Voting Shares by such Voting Party to a Permitted Transferee in accordance with the terms of the Registration Rights Agreement, Section 6(b) of this Agreement, and this Section 14; provided, that the rights hereunder that are personal to the Voting Parties may not be assigned or delegated in whole or in part, except that (i) the Directional Equityholders shall be permitted to transfer rights hereunder as the Directional Equityholders to one or more other Directional Equityholders or any of their respective Affiliates or direct or indirect partners, members or equity holders (each, a “Directional Transferee”), (ii) the Eldridge Equityholders shall be permitted to transfer rights hereunder as the Eldridge Equityholders to one or more other Eldridge Equityholders or any of their respective Affiliates or direct or indirect partners, members or equity holders (each, a “Eldridge Transferee”), (iii) the Sponsor Equityholders shall be permitted to transfer rights hereunder as the Sponsor Equityholders to one or more other Sponsor Equityholders or any of their respective Affiliates or direct or indirect partners, members or equity holders (each, a “Sponsor Transferee”) and (iv) each Directional Transferee shall be designated as a “Directional Equityholder,” each Eldridge Transferee shall be designated as an “Eldridge Equityholder,” and each Sponsor Transferee shall be designated as a “Sponsor Equityholder”, in each case, for purposes of this Agreement as if such Permitted Transferee were an initial signatory hereto.

(c)                This Agreement and the provisions hereof shall inure to the benefit of, shall be enforceable by and shall be binding upon the respective assigns and successors in interest of the Voting Parties, including with respect to any of such Voting Party’s Voting Shares that are transferred to a Permitted Transferee in accordance with the terms of this Agreement and the Registration Rights Agreement.

(d)                No assignment in accordance with this Section 14 by any party hereto (including pursuant to a transfer of any Voting Party’s Voting Shares) of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company or any other party hereto unless and until each of the other parties hereto shall have received (i) written notice of such assignment as provided in Section 22 and (ii) the executed written agreement of the assignee, in a form reasonably satisfactory to each of the other parties hereto, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement) as fully as if it were an initial signatory hereto. Each Voting Party shall not permit the transfer of any such Voting Party’s Voting Shares to a Permitted Transferee unless and until the person to whom such securities are to be transferred has executed a written agreement as provided in clause (ii) of the preceding sentence.

(e)                Any transfer or assignment made other than as provided in this Section 14 shall be null and void.

(f)                 Notwithstanding anything herein to the contrary, for purposes of determining the number of shares of capital stock of the Company held by the Voting Parties, the aggregate number of shares so held by the Voting Parties shall include any shares of capital stock of the Company transferred or assigned to a Permitted Transferee in accordance with the provisions of this Section 14; provided, that any such Permitted Transferee has executed a written agreement agreeing to be bound by the terms and provisions of this Agreement as contemplated by Section 14(d) above, including agreeing to vote or cause to be voted the Voting Shares Beneficially Owned by such Permitted Transferee as required of a Voting Party hereunder.

15.               Other Rights. Except as provided by this Agreement, each Voting Party shall retain the full rights of a holder of shares of capital stock of the Company with respect to the Voting Shares, including the right to vote the Voting Shares subject to this Agreement.

16.               Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17.               Governing Law. This Agreement, the rights and duties of the parties hereto, any disputes (whether in contract, tort or statute), and the legal relations between the parties arising hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions.

18.               Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought against any of the parties in the United States District Court for the District of Delaware or any Delaware state court located in Wilmington, Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

19.               WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

20.               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

21.               Notices. Any notices provided pursuant to this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery or (iii) transmission by electronic mail. Notices provided pursuant to this Agreement shall be addressed as follows:

If to the Company:

Flexjet, Inc.
Cuyahoga County Airport

26180 Curtiss Wright Parkway

Cleveland, Ohio 44143
Attention:        Kenneth C. Ricci

with a copy to (which shall not constitute notice):

White & Case LLP
555 South Flower Street, Suite 2700
Los Angeles, California 90071-2433
Attention:        Daniel Nussen

Email:                daniel.nussen@whitecase.com

If to Directional:

Directional Capital LLC
355 Richmond Road

Cleveland, Ohio 44143

Attention:        Kenneth C. Ricci

with a required copy to (which copy shall not constitute notice):

355 Richmond Road

Cleveland, Ohio 44143

Attention: Debra Perelman, Esq.

If to Eldridge:

Eldridge Industries, LLC

600 Steamboat Road, Suite 200
Greenwich, CT 06830
Attention:        General Counsel

If to Sponsor:

Horizon II Sponsor, LLC
600 Steamboat Road, Suite 200
Greenwich, CT 06830
Attention:        General Counsel

22.               Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:

FLEXJET, INC.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

VOTING PARTIES:

DIRECTIONAL CAPITAL LLC

By:
Name:
Title:

ELDRIDGE INDUSTRIES, LLC

By:
Name:
Title:

HORIZON II SPONSOR, LLC

By:
Name:
Title:

Kenneth C. Ricci

Michael A. Rossi

[Signature Page to Stockholders Agreement]

ANNEX A
Voting Shares

Voting Party	Shares of Common Stock	Warrants
Directional Capital LLC
Kenneth C. Ricci
Michael A. Rossi
Eldridge Industries, LLC
Horizon II Sponsor, LLC